Exhibit 10.1

LETTER ON OIO GROUP SHARE CONSOLIDATION

9 April 2026

De Tomaso Automobili Holdings Limited

The Grand Pavilion Commercial Centre

802 West Bay Road, Grand Cayman

Cayman Islands

De Tomaso Automobili Holdings Limited

Trust Company Complex

Ajeltake Road, Ajeltake Island, Majuro

Republic of the Marshall Islands MH 96960

Ideal Team Ventures

Vistra Corporate Services Centre

Wickhams Cay II

Road Town, Tortola, VG1110

British Virgin Islands

RE: OIO Group (formerly ESGL Holdings Limited) Share Consolidation

Dear Sirs,

1.	Reference is made to (i) the share purchase agreement (the “Agreement”) in relation to the proposed acquisition of all the outstanding shares of De Tomaso Automobili Holdings Limited by OIO Group (formerly ESGL Holdings Limited) (the “Purchaser”) dated 26 February 2025 entered into by you and the Purchaser (the “Matter”), and (ii) the extension letters dated 1 August 2025, 31 December 2025 and 31 January 2026, pursuant to which the long stop date is 30 April 2026.

2.	Capitalized terms used but not defined in this letter shall have the meaning ascribed to such terms in the Agreement.

3.	In connection with the anticipated Closing of the proposed business combination and the intended Nasdaq listing, the Purchaser may implement a share consolidation (reverse stock split), if and to the extent determined appropriate, as part of the transaction structure and listing process.

Any such share consolidation would be effected in accordance with applicable Nasdaq requirements, and related corporate action procedures. The ratio of any such share consolidation shall be determined by the Board of Directors of the Purchaser immediately prior to effectiveness, taking into account prevailing market conditions and applicable regulatory considerations.

Following any such share consolidation, the Consideration Shares to be issued to the De Tomaso Shareholders upon Closing shall be adjusted on a proportionate basis, with no change to the overall economic value of the transaction.

The Parties acknowledge that this clarification is intended to facilitate alignment of the transaction structure and listing process in connection with the anticipated Closing.

4.	Except as expressly amended by this letter, all of the terms in the Agreement, as previously amended or supplemented, shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

5.	This letter shall be governed by and construed in accordance with the laws of Singapore, without reference to its conflict of laws provisions. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this letter.

6.	Please acknowledge and signify your agreement to the terms set forth in this letter by countersigning a copy of this letter and return an executed copy to the attention of QUEK Leng Chuang.

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Yours faithfully,

EXECUTED AS A DEED

for and on behalf of

OIO Group

/s/ QUEK Leng Chuang
QUEK Leng Chuang
Chairman and CEO

in the presence of:

/s/ LAW Beng Hui
LAW Beng Hui

Agreed to and accepted by:

EXECUTED AS A DEED

for and on behalf of

De Tomaso Automobili Holdings Limited (Cayman Islands)

/s/ CHOI Sung Fung
CHOI Sung Fung
Director

in the presence of:

/s/ Diana MAJCHER
Diana MAJCHER

EXECUTED AS A DEED
for and on behalf of
De Tomaso Automobili Holdings Limited (Marshall Islands)

/s/ CHOI Sung Fung
CHOI Sung Fung
Director

in the presence of:

/s/ Diana MAJCHER
Diana MAJCHER

EXECUTED AS A DEED
for and on behalf of
Ideal Team Ventures Limited

/s/ CHOI Sung Fung
CHOI Sung Fung
Director

in the presence of:

/s/ Diana MAJCHER
Diana MAJCHER